Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of 1st United Bancorp, Inc. on Amendment No. 1 to Form S-4 of our report dated March 1, 2007 on the consolidated financial statements of 1st United Bancorp, Inc. and to the reference to us under the heading "Experts" in the prospectus.

/s/ Crowe Chizek and Company LLC

Crowe Chizek and Company LLC

Fort Lauderdale, Florida

December 27, 2007